UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2005

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 14, 2005, Solo Cup Company, a Delaware corporation (the “Company”) and Solo Cup Investment Corporation, a Delaware corporation (“SCIC”) entered into Amendment No. 2 to the Credit Agreement, dated as of February 27, 2004 (incorporated by reference from Exhibit 10.15 to the Form S-4 dated as of June 24, 2004 [SEC File No. 333-116843]), as amended by Amendment No. 1, dated as of March 31, 2005 (incorporated by reference from Exhibit 99.1 to the Form 8-K dated March 31, 2005 [SEC File No. 333-116843]).

Amendment No. 2 revised the ratios of the financial covenants that the Company is required to maintain by allowing lower ratios in certain quarters of Consolidated EBITDA to Consolidated Cash Interest Expense, and by allowing higher ratios in certain quarters of Average Total Debt to Consolidated EBITDA (all as such capitalized terms are defined in the original Credit Agreement), in each case as set forth in the amendment filed herewith as Exhibit 99.1.

The amendment also added two different levels for the applicable interest rate that the Company would pay on its Term B1 loans based upon the respective ratings the Company receives from Moody’s and Standard & Poor’s. Level 1 pricing is at LIBOR plus 2.25%, when Moody’s rating on the Company is at least B1 and Standard & Poor’s rating is at least B+. Level 2 pricing is at LIBOR plus 2.50%, when Moody’s rating on the Company is below B1 and Standard & Poor’s rating is below B+. If the Company only receives a change in rating from one agency or if the agencies’ rating is split across pricing levels 1 and 2, then the Company will pay interest at level 2 pricing.

A copy of the amendment is filed herewith as Exhibit 99.1 and is herein incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1:	Amendment No. 2, dated as of October 14, 2005, to the Credit Agreement, dated as of February 27, 2004, as amended, among Solo Cup Company, a Delaware corporation, Solo Cup Investment Corporation, Bank of America, N.A., as Administrative Agent and Swing Line Lender and as an L/C Issuer, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Running Managers, Citicorp North America, Inc., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent and as an L/C Issuer, and various lending parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Susan H. Marks
Susan H. Marks
Executive Vice President, Chief Financial Officer and Treasurer

Date: October 17, 2005